EX-99.23.g.ii





                                CUSTODY AGREEMENT
                        Alpha Analytics Investment Trust

                                   APPENDIX B
                            (Amended October 3, 2001)


                               Series of the Trust
                           ALPHA ANALYTICS VALUE FUND
                       ALPHA ANALYTICS DIGITAL FUTURE FUND




















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